(m)(2)(i)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED SHAREHOLDER SERVICE

AND

DISTRIBUTION PLAN

for

VOYA SEPARATE PORTFOLIOS TRUST

CLASS R SHARES

EFFECTIVE NOVEMBER 16, 2023

Series

Voya Target In-Retirement Fund

Voya Target Retirement 2025 Fund

Voya Target Retirement 2030 Fund

Voya Target Retirement 2035 Fund

Voya Target Retirement 2040 Fund

Voya Target Retirement 2045 Fund

Voya Target Retirement 2050 Fund

Voya Target Retirement 2055 Fund

Voya Target Retirement 2060 Fund

Voya Target Retirement 2065 Fund

Voya Target Retirement 2070 Fund

Last Updated: May 1, 2025, to add Voya Target Retirement 2070 Fund.